Exhibit 1.1

SENSEONICS HOLDINGS, INC.

5.25% Convertible Senior Subordinated Notes due 2023

Underwriting Agreement

January 26, 2018

BTIG, LLC

825 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Senseonics Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to BTIG, LLC (the “Underwriter”), $50,000,000 principal amount of its 5.25% Convertible Senior Subordinated Notes due 2023 (the “Underwritten Securities”) and, at the option of the Underwriter, up to an additional $7,500,000 principal amount of its 5.25% Convertible Senior Subordinated Notes due 2023 (the “Option Securities”) if and to the extent that the Underwriter shall have determined to exercise the option to purchase such 5.25% Convertible Senior Subordinated Notes due 2023 granted to the Underwriter in Section 2 hereof. The Underwritten Securities and the Option Securities are herein collectively referred to as the “Securities.” The Securities will be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) (the “Underlying Securities”). The Securities will be issued pursuant to a base indenture to be dated as of January 30, 2018, as supplemented by the first supplemental indenture to such base indenture to be dated as of January 30, 2018 (collectively, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

This underwriting agreement (the “Agreement”), the Indenture and the Securities are collectively referred to herein as the “Transaction Documents.”

The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Securities, as follows:

1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-217122) including a prospectus, relating to the Securities and certain other debt and equity securities to be issued by the Company from time to time. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Preliminary Prospectus Supplement of the Company dated January 25, 2018 and filed with the Commission pursuant to Rule 424(b) under the Securities Act together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information, and the term “Prospectus” means the definitive Prospectus Supplement in the form first furnished to the Underwriter (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) for use in connection with confirmation of sales of the Securities together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

As used herein, “Time of Sale Information” shall refer to the information the Company had prepared at or prior to the time when sales of the Securities were first made (the “Time of Sale”), which consisted of the Preliminary Prospectus and the pricing term sheet attached hereto as Exhibit B.

2.Purchase of the Securities by the Underwriter.

(a) The Company agrees to issue and sell the Underwritten Securities to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the Underwritten Securities at a price equal to 97% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from January 30, 2018 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery, solely to cover over-allotments.

The Underwriter may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth (30th) day following the date of this Agreement, by written notice from the Underwriter to the Company. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)The Company understands that the Underwriter intends to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Securities to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through the Underwriter.

(c)Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriter in the case of the Underwritten Securities, at the offices of U.S. Bank National Association at 10:00 A.M. New York City time on January 30, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriter of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Underwriter at the office of BTIG, LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby

(including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

3.Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

(a)                                 Registration Statement and Prospectuses. The Registration Statement has been filed with the Commission not earlier than three (3) years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                                 Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(c)                                  Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d)                                 Other Communications. Other than the Registration Statement, the Preliminary Prospectus, the Prospectus, and the Written Testing-the-Waters Communications (as defined below), the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities. “Written Testing-the-Waters Communication” means any written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act and within the meaning of Rule 405 under the Securities Act.

(e)                                  Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(f)                                   Independent Accountants. Ernst & Young LLP (“E&Y”) and PricewaterhouseCoopers LLP (“PwC”), the accountants who certified the financial statements of the Company and its wholly owned subsidiary, Senseonics Incorporated, a Delaware corporation (“Senseonics”), included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board and neither E&Y nor PwC is in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

(g)                                  Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and Senseonics at the dates indicated and the consolidated statement of operations, stockholders’ equity and cash flows of the Company and Senseonics for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The selected financial data incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus under the Securities Act or the Exchange Act.

(i)                                     No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus, (i) there has not been any material change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the settlement of outstanding restricted stock units) or any material change in the short-term or long-term debt of the Company or Senseonics except for the extinguishment thereof, or any dividend or distribution of any kind declared,  paid or made by the Company or Senseonics on any class of their capital stock; (ii) there has not been any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than issuances of equity compensation awards under equity compensation arrangements approved by the Board of Directors of the

Company or committee thereof comprised entirely of independent directors); (iii) there have been no transactions entered into by the Company and Senseonics, considered as one entity, other than those in the ordinary course of business, which are material, individually or in the aggregate, to the Company and Senseonics; and (iv) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and Senseonics, considered as one entity, whether or not arising out of the ordinary course of business (a “Material Adverse Effect”).

(j)                                    Good Standing of the Company. The Company and Senseonics have  been duly incorporated and are validly existing as  corporations in good standing under the laws of the State of Delaware and have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform their obligations under this Agreement; and the Company and Senseonics are  duly qualified as foreign corporations to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect (as defined below). Senseonics is the only significant subsidiary as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

(k)                                 Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Description of Capital Stock” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Information and the Prospectus, or pursuant to the exercise of convertible securities, options or warrants referred to in the Registration Statement, the Time of Sale Information and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company or Senseonics were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(l)                                     Authorization of Agreement. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and the consummation by the Company of the transactions contemplated thereby and by the Time of Sale Information and the Prospectus has been duly authorized.

(m)                             The Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(n)                                 The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)                                 The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities; the maximum number of Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon conversion of the Securities and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the maximum number of Underlying Securities will not be subject to any preemptive or similar rights.

(p)                                 Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company or Senseonics under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and have been validly waived.

(q)                                 Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and Senseonics (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) since January 1, 2012, (a) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto except for where such failure to so duly execute and deliver would not, individually or in the aggregate, have a Material Adverse Effect, (b) each such grant was made in accordance with the applicable terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE American (the “Exchange”) and any other exchange on which Company securities are traded, (c) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (d) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has no policy or practice of granting Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or Senseonics  or their consolidated results of operations or prospects.

(r)                                    Descriptions of the Transaction Documents. Each Transaction Document conforms, in all material respects, to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(s)                                   Listing. The Common Stock (including the Underlying Securities issuable upon the conversion thereof) have been approved for listing on the Exchange, subject only to official notice of issuance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Exchange and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange.

(t)                                    Absence of Violations, Defaults and Conflicts. Neither the Company nor Senseonics is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or  Senseonics is a party or by which any one of them may be bound or to which any of their respective properties or assets are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or Senseonics or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Information and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and Senseonics with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or Senseonics pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or Senseonics or, except as would not be reasonably expected to result in a Material Adverse Effect and adversely affect the consummation of the transactions contemplated in this Agreement, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Senseonics.

(u)                                 Absence of Labor Dispute. No labor dispute with the employees of the Company or Senseonics exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, collaborators, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(v)                                 Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by the Food and Drug Administration (the “FDA”), the European Commission, the European Medicines Agency or any other competent authorities of the Member States of the European Economic Area (collectively, the “EMA”) or any other Health Regulatory Agency (as defined below)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or Senseonics, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company or Senseonics of their respective obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or Senseonics is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Time of Sale Information and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(w)                               Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(x)                                 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or Senseonics of their respective obligations under the Transaction Documents, in connection with the offering, issuance or sale of the Securities hereunder (including the issuance of any Underlying Securities upon conversion thereof) or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and under the rules of the Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  No approval of the stockholders of the Company under the rules and regulations of the Exchange is required for the Company to issue and deliver the Securities to the Underwriter (or to issue the Underlying Securities upon conversion thereof).

(y)                                 Possession of Licenses and Permits. The Company and Senseonics possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct their respective businesses now operated by each of them, except where the failure so to possess would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The Company and Senseonics are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. Neither the

Company nor Senseonics have received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

(z)                                  Title to Property. The Company and Senseonics have good and marketable title to all real property owned and good title to all other properties owned, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Time of Sale Information and the Prospectus or (B) do not, singly or in the aggregate, if title were so encumbered, be reasonably expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company or Senseonics, and under which the Company and Senseonics hold properties described in the Registration Statement, the Time of Sale Information or the Prospectus, are in full force and effect, and neither the Company nor Senseonics have received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or Senseonics under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or Senseonics to the continued possession of the leased or subleased premises under any such lease or sublease.

(aa)                          Possession of Intellectual Property. The Company and Senseonics own or possess, or they reasonably believe they can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by each of them, and neither the Company nor Senseonics has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or is aware of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or Senseonics therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(bb)                          Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Company nor Senseonics is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and Senseonics have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their respective businesses and are in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or Senseonics, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or Senseonics relating to Hazardous Materials or any Environmental Laws.

(cc)                            Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or Senseonics; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, that would reasonably be expected to give rise to any material liability has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that would reasonably be expected to result in a material liability to the Company or Senseonics; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or Senseonics; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vi) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company or Senseonics. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or Senseonics in the current fiscal year of the Company and Senseonics compared to the amount of such contributions made in the Company and Senseonics’ most recently completed fiscal year; or (y) a material increase in the Company and Senseonics’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and Senseonics’ most recently completed fiscal year.

(dd)                          Accounting Controls. The Company and Senseonics maintain a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, since the end of each of the Company’s and Senseonics’ most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s or Senseonics’ internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s or Senseonics’ internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s or Senseonics’ internal control over financial reporting.

(ee)                            Disclosure Controls.  The Company and Senseonics have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to provide reasonable assurance that material information relating to the Company and Senseonics is made known to the principal executive officer and the principal financial officer, and such disclosure controls and procedures were effective as of the last date of the most recent fiscal quarter for which the Company has filed a quarterly or annual report with the Commission. The Company and Senseonics have utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Information and in the Prospectus. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ff)                              Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company and its directors and officers.

(gg)                         Payment of Taxes. All United States federal income tax returns of the Company and Senseonics required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2016 have been settled and no assessment in connection therewith has been made against the Company. The Company and Senseonics have filed all other tax returns that are required to have been filed by any of them or have timely requested extensions thereof pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not be reasonably expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or Senseonics, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or Senseonics and except where failure to pay such taxes would not be reasonably expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company or Senseonics in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not be reasonably expected to result in a Material Adverse Effect.

(hh)                          Insurance. The Company and Senseonics each carry or are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or Senseonics will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be reasonably expected to result in a Material Adverse Effect. Neither the Company nor Senseonics has been denied any insurance coverage which it has sought or for which it has applied.

(ii)                                  Investment Company Act. Neither the Company nor Senseonics is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(jj)                                Absence of Manipulation. None of the Company, Senseonics or to the Company’s knowledge, any affiliate of the Company, has taken, nor will the Company or Senseonics take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(kk)                          No Unlawful Payments. Neither the Company nor Senseonics nor, to the knowledge of the Company, any agent, affiliate, director, officer, employee or other person acting on behalf of the Company or Senseonics has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and Senseonics have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)                                  Money Laundering Laws. The operations of the Company and Senseonics are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), in each case, to the extent applicable to the Company and Senseonics; and no action, suit or proceeding by or before any Governmental

Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)                  No Conflicts with Sanctions Laws. Neither the Company nor Senseonics nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate or other person acting on behalf of the Company or Senseonics is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or Senseonics located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and Senseonics have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)                          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or Senseonics, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or Senseonics, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(oo)                          Lending Relationship. (i) The Company does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) the Company does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Underwriter.

(pp)                          Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Information or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(qq)                          No Rated Securities. The Company does not have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the Exchange Act).

(rr)                                Health Care Authorizations. The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate local, state, federal, national, supranational or other foreign regulatory agencies or bodies (collectively, “Health Regulatory Agencies”) necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, including, without limitation, all such Health Care Authorizations required by the FDA, the Department of Health and Human Services, the European Commission, the EMA or any other Health Regulatory Agencies engaged in the regulation of medical devices, except as would not be reasonably expected to result in a Material Adverse Effect. The Company has not received any notice of proceedings, and has no knowledge of any threatened proceedings, relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization, except where such revocation, modification or non-compliance would not result in a Material Adverse Effect.

(ss)                              Compliance with Health Care Laws. The Company is, and has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid or any other state, federal or national health care program, except where such noncompliance, false claims liability or civil penalties would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company, including, but not limited to: the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any and all other applicable comparable local, state, federal, national, supranational and foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the knowledge of the Company, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company has not received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the European Commission, the EMA or any other Health Regulatory Agencies, or any other court or arbitrator, alleging or asserting material noncompliance with the Health Care Laws. The Company is not a party to and have no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(tt)                                Research Studies and Trials. (A) The research studies and trials conducted by or, to the Company’s knowledge, on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Information or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Information or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the FDA, the European Commission, the EMA and any other Health Regulatory Agencies to which it is subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the Time of Sale Information or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) the Company has no knowledge of any research studies or trials not described in the Time of Sale Information and the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the Time of Sale Information or Prospectus; (D) the Company has not received any notices or correspondence from the FDA, the European Commission, the EMA or any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated that are described in the Registration Statement, the Time of Sale Information or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same; and (E) there has not been any violation of applicable law or regulation by the Company in any of their product development efforts, submissions or reports to the FDA, the European Commission, the EMA or any other Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or result in enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect.

(uu)                          Health Care Products Manufacturing. The manufacture of the Company’s products by or, to the knowledge of the Company, on behalf of the Company is being conducted in compliance with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by the European Commission, the EMA or other Health Regulatory Agencies. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not had any manufacturing site (whether owned by the Company or, to the knowledge of the Company, that of a third party manufacturer for the Company’s products) subject to an FDA, European Commission, EMA or other Health Regulatory Agency shutdown or import or export prohibition, nor received any FDA, European Commission, EMA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA, the European Commission, the EMA or other Health Regulatory Agency alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, the European Commission, the EMA or other Health Regulatory Agency. To the knowledge of the Company, none of the FDA, the European Commission, the EMA or any other Health Regulatory Agency is considering such action.

(vv)                          No Restrictions on Subsidiaries. Except as described in the Time of Sale Information and the Prospectus, Senseonics is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on Senseonics’ capital stock or similar ownership interest, from repaying to the Company any loans or advances to Senseonics from the Company or from transferring any of Senseonics’ properties or assets to the Company except for such prohibitions that would not reasonably be expected to materially affect the Company’s ability to make payments on the Securities as required by the Indenture.

(ww)                      No Brokers’ Fees.  Other than as contemplated by this Agreement, neither the Company nor Senseonics has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of any of the Transaction Documents or the consummation of the transactions contemplated hereby.  Within the six (6) months prior to the date the Registration Statement was initially filed with the Commission, neither the Company nor Senseonics has made any direct or indirect payments (in cash, securities or otherwise) to (i) any person as a finder’s or broker’s fee, consulting fee or otherwise in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member, other than in connection with the underwriting agreement between the Company and Leerink Partners LLC dated May 25, 2017, or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, other than the payment to the Underwriter as provided hereunder in connection with the transactions contemplated hereunder.  None of the net proceeds of the transactions contemplated hereunder will be paid by the Company or Senseonics to any participating FINRA member or its affiliates, except as specifically authorized herein.

(xx)                          Corporate Governance Compliance; Listing Standards.  The Company is in compliance with (i) the applicable corporate governance requirements of the Securities Act, the Exchange Act and (ii) the continued listing standards under the Exchange Rules, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges.

(yy)                          Accounting Principles.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus truly, correctly and completely describes in all material respects (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial position and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgements and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions.  The Audit Committee of the Board of Directors of the Company and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and management have consulted with E&Y regarding such disclosure.

(zz)                            Margin Rules. Neither the issuance, sale and delivery of the Securities, nor the application of the proceeds thereof by the Company, as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aaa)                   Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information or the Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

4.Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish copies of the Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, to the Underwriter, (i) upon request, an electronic copy of the Registration Statement certified by the Company as the version originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein, (ii) upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits), and (iii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and, upon request, documents incorporated by reference therein) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriter or any dealer.

(c) Amendments or Supplements. During the Prospectus Delivery Period, before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the amendment or supplement for review and will not file any such proposed amendment or supplement to which the Underwriter promptly and reasonably objects.

(d) Notice to the Underwriter. During the Prospectus Delivery Period, the Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus or the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the Time of Sale Information is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of this Agreement, the Company will not (i) issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers during such 90-day period, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than (A) the Securities to be sold hereunder, (B) issuances of shares of Common Stock upon the conversion of any Securities, (C) the issuance by the Company of any shares of Common Stock upon the exercise of any option or warrant or the vesting or conversion of a security outstanding on the date of this Agreement or under any employee benefit plans existing on the date of this Agreement, in each case, as described in the Registration Statement, Time of Sale Information and the Prospectus, (D) the vesting of or removal or lapse of restrictions on restricted stock, restricted stock unit or other awards under existing employee benefits plans or agreements in accordance with the terms of such plans or agreements, (E) the issuance by the Company of any options, restricted stock, restricted stock unit and other awards granted under, or any shares of Common Stock of the Company issued upon the exercise of such awards granted under, existing employee benefits plans described in the Registration Statement, the Time of Sale Information and the Prospectus, (F) the filing by the Company of any registration statement on Form S-8 or a successor form thereto in respect of securities offered pursuant to the terms of existing employee benefits plans or agreements, (G) issuances of options, restricted stock units or other awards to employees or directors, provided such awards do not vest or are not exercisable during such 90-day period, (H) the filing by the Company of a registration statement on Form S-3 for the subsequent entry into an “at-the-market” facility and the issuance of shares pursuant to such “at-the-market” facility, and (I) the issuance by the Company of any shares of Common Stock in connection with an acquisition, license or other strategic transaction, in an amount not to exceed 15% of the Company’s outstanding Common Stock as of the date of this Agreement.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. In connection with the distribution of the Securities contemplated hereby, the Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act.

5.Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus has been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or Senseonics by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or Senseonics (other than an announcement with positive implications of a possible upgrading).

(d)No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)Officer’s Certificate. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and another senior executive officer of the Company who is reasonably satisfactory to the Underwriter (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or the Additional Closing Date, as the case may be, (iii) to the effect set forth in paragraph (a), and (iv) confirming that there has been no event or condition of a type described in Section 3(i) hereof.

(f)Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus with respect to the Company and Senseonics; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)Opinion and 10b-5 Statement of Counsel for the Company. Cooley LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in the form and substance reasonably satisfactory to the Underwriter.

(h)Opinion of IP Counsel for the Company. Rothwell, Fig, Ernst & Manbeck, p.c., special IP counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(i)[reserved.]

(j)[reserved.]

(k)Opinion and 10b-5 Statement of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of O’Melveny & Myers LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable them to pass upon such matters.

(l)No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(m)Good Standing. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and Senseonics in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request no later than five (5) business days prior to the Closing Date, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)Exchange Listing. An application for the listing of the maximum number of Underlying Securities for issuance upon conversion of the Securities shall have been approved by the Exchange, subject in each case to official notice of issuance.

(o)Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain directors of the Company and officers of the Company required to file reports under Section 16(a) of the Exchange Act relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(p)Executed Transaction Documents. On the Closing Date, the Underwriter shall have received from the Company and the Trustee a copy of the fully executed Indenture and copies of the fully executed Underwritten Securities, and on any Additional Closing Date the Underwriter shall have received from the Company and the Trustee copies of the fully executed Option Securities.

(q)Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7.Indemnification and Contribution.

(a)Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(d) under the Securities Act (a “Road Show”) or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

(b)Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Road Show or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession figure appearing in the fourth paragraph under the caption “Underwriting.”

(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement and the Indemnified Person’s intention to settle at least 30 days prior to such settlement being entered into, and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement unless such Indemnifying Person has (a) reimbursed all undisputed amounts and only failed to reimburse amounts disputed in good faith and (b) provided detail regarding the good faith reasons for the failure to reimburse amounts requested by the Indemnified Person. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Securities or (ii) if the allocation provided by clause

(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. [reserved.]

11.Payment of Expenses.

(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred by the Underwriter in connection with the performance of this Agreement, provided that the reimbursement for such fees under this Section 11(a)(v) and Section 11(a)(ix) shall not exceed a total of $75,000; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vii) any fees charged by rating agencies for rating the Securities; (viii) the fees and expenses of the Trustee and any conversion agent and paying agent (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with any qualification or filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc. (“FINRA”) in an amount not to exceed $10,000, and the approval of the Securities for book-entry transfer by DTC; (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (xi) all expenses and application fees related to the listing of the Underlying Securities on the Exchange. For the avoidance of doubt, the Underwriter will be solely responsible for the payment of fees and expenses of its counsel and other agents, if any, subject to clauses (v), (vi) and (ix) above.

(b)If (i) this Agreement is validly terminated pursuant to clause (ii) of Section 9 prior to the Closing Date, (ii) the Company for any reason (other than (x) for a termination pursuant to clauses (i), (iii) or (iv) of Section 9, or  (iii) the Underwriter declines to purchase the Securities because one or more of the conditions in Section 6 (other than pursuant to events described in (x) of clause (ii) of this Section 11(b) are not satisfied, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, should the events described in clauses (i), (ii) or (iii) above occur in connection with the offering and closing of the Option Securities only, such out-of-pocket expenses will be limited to such expenses attributable to the offering and closing of the Option Securities only.

12.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter.

14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

16.Miscellaneous.

(a)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to BTIG, LLC, 600 Montgomery Street, San Francisco, CA 94111 (fax: (212) 593-7576);

Attention: Convertible Capital Markets, with a copy to the Legal / Compliance Department. Notices to the Company shall be given to it at Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, MD 20876; Attention: Chief Financial Officer, with a copy to Cooley LLP, 11951 Freedom Drive, Reston, VA 20190; Attention: Christian E. Plaza (fax: (703) 456-8100).

(b)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SENSEONICS HOLDINGS, INC.

By:	/s/ R. Don Elsey
Name: R. Don Elsey
Title: CFO

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above.

BTIG, LLC

By:	/s/ David Fullerton
Name: David Fullerton
Title: Managing Director

[Signature Page to Underwriting Agreement]

Exhibit A

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

January     , 2018

BTIG, LLC

825 Third Avenue, 6th Floor New York, New York  10022

Re: Proposed Public Offering by Senseonics Holdings, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder and/or an officer and/or director of Senseonics Holdings, Inc., a Delaware corporation (the “Company”), understands that BTIG, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of senior subordinated convertible notes (the “Offering”) by the Company (the “Notes”). In recognition of the benefit the Offering will confer upon the undersigned as a stockholder and, if applicable, an officer and/or director, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, assign, transfer, lend, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended; (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; or (iii) engage in any short selling of any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, transfer the Lock-Up Securities, without the prior written consent of the Underwriter:

(a)       provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the Lock-Up period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) with respect to clauses (i) through below, such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)        as a bona fide gift or gifts or for bona fide estate planning purposes; or

(ii)          by will or intestate succession upon the death of the undersigned; or

(iii)       to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement,

“immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned; or

(iv)      as a distribution to limited partners, general partners, limited liability company members or stockholders of the undersigned; or

(v)       to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vi)      by operation of law, including pursuant to a domestic order, a negotiated divorce settlement or other court order; provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate that the filing relates to the circumstances described in this clause (vi); or

(vii)    by exercise of any option or warrant for cash or transfer of Lock-Up Securities to the Company upon a vesting event of the Company’s securities, pursuant to arrangements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or upon the exercise or conversion of options or warrants to purchase the Company’s securities, in each case, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that (1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above, and (B) no Lock-Up Securities were sold by the undersigned and the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period; or

(viii)    by any conversion of shares of preferred stock of the Company into shares of Common Stock of the Company, provided that any shares of Common Stock received upon such conversion remain subject to the terms of this lock-up agreement; or

(ix)    by transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Lock-Up Securities involving a change of control of the Company approved by the Company’s board of directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of this lock-up agreement, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, the restrictions on transfer and disposition of the Lock-Up Securities during the Lock-Up Period shall not apply to the repurchase of Lock-Up Securities by the Company in connection with the termination of the undersigned’s employment or other service with the Company, provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate that the disposition of Lock-Up Securities was made back to the Company in connection with the undersigned’s employment termination.

Nothing in this lock-up agreement shall preclude the establishment of a new trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided, that (i) no public report or filing under Section 16 of the Exchange Act shall be required during the Lock-Up Period, (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period, and (iii) no sales are made during the Lock-Up Period pursuant to such plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder upon the earliest to occur, if any, of (a) February 28, 2018, in the event that the Underwriting Agreement has not been executed by such date (provided, that the Company may by written notice to the undersigned prior to February 28, 2018 extend such date for a period of up to an additional three months), (b) the date the Company notifies the Underwriter in writing prior to the date of execution of the Underwriting Agreement that it does not intend to proceed with the Offering or (c) the date the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes to be sold thereunder.

The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further agrees that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that it has full power and authority to enter into this lock-up agreement.

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

2.                                           In witness whereof, the parties hereto have entered into this lock-up agreement as of the date first set forth above.

Very truly yours,

Name of Entity (if applicable):

Signature:

Print Name:

Title: (if signing for entity):

Exhibit B

PRICING TERM SHEET

Pricing term sheet dated January 26, 2018

to Preliminary Prospectus Supplement dated January 25, 2018 (the “Preliminary Prospectus Supplement”)

Senseonics Holdings, Inc.

$50,000,000

5.25% Convertible Senior Subordinated Notes Due 2023

The information in this pricing term sheet relates only to the offering of $50,000,000 aggregate principal amount of 5.25% Convertible Senior Subordinated Notes due 2023 (the “offering”) by Senseonics Holdings, Inc. (the “Issuer”) and should be read together with (i) the Preliminary Prospectus Supplement, including the documents incorporated by reference therein, and (ii) the related base prospectus dated April 17, 2017 (Registration No. 333-217122). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used in this pricing term sheet but not defined herein have the respective meanings given to them in the Preliminary Prospectus Supplement.

Issuer:	Senseonics Holdings, Inc.

Ticker/Exchange for Common Stock:	SENS/NYSE American.

Title of Securities:	5.25% Convertible Senior Subordinated Notes due 2023 (the “notes”).

Aggregate Principal Amount of Notes Offered:	$50,000,000 aggregate principal amount of notes.

Underwriter’s Over-Allotment Option:	Up to $7,500,000 aggregate principal amount of notes.

	Per Note	Total
Public Offering Price	$1,000	$50,000,000
Underwriting Discounts and Commissions	$30	$1,500,000
Proceeds, before expenses, to the Issuer	$970	$48,500,000

Use of Proceeds of the Offering:

The Issuer estimates that the net proceeds from the offering will be approximately $48.0 million (or $55.3 million if the underwriter exercises its over-allotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Issuer. The Issuer intends to use the net proceeds from the offering to begin commercialization of Eversense in the United States, if approved, to fund continued research and development of future configurations of Eversense, and for working capital and general corporate purposes.

Pricing Date:	January 26, 2018.

Trade Date:	January 26, 2018.

Expected Settlement Date:	January 30, 2018 (the “expected settlement date”).

Maturity:	The notes will mature on February 1, 2023, unless earlier converted or repurchased.

Interest Rate:	5.25% per annum.

Interest Payment Dates:	Interest will accrue from the expected settlement date, and will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018.

Issue Price:	100%, plus accrued interest, if any, from January 30, 2018.

NYSE American Closing Stock Price on January 25, 2018:	$3.20 per share.

Conversion Premium:	Approximately 6.3% above the Closing Stock Price on January 25, 2018.

Initial Conversion Price:	Approximately $3.40 per share of the Issuer’s common stock.

Initial Conversion Rate:	294.1176 shares of the Issuer’s common stock per $1,000 principal amount of notes.

Fundamental Change:

If the Issuer undergoes a “fundamental change” (as defined in the Preliminary Prospectus Supplement), subject to certain conditions, holders may require the Issuer to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Prospectus Supplement.

Interest Make-Whole Payment:

Holders who convert their notes on or after the date that is six months after the last date of original issuance of the notes but prior to February 1, 2021 (other than a conversion in connection with a make-whole fundamental change (as defined in the Preliminary Prospectus Supplement)) will in certain circumstances receive an interest make-whole payment equal to the sum of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date through February 1, 2021 (the ‘‘interest make- whole payment’’).

The Issuer will pay any interest make-whole payment by delivering shares of common stock. The number of shares a converting holder will receive will be the number of shares equal to the amount of the interest make-whole payment to be paid to such holder, divided by the product of (x) 95% and (y) the simple average of the daily VWAP (as defined in the Preliminary Prospectus Supplement) of the shares for the ten consecutive trading days ending on and including the trading day immediately preceding the conversion date.

Notwithstanding the foregoing, the number of shares the Issuer may deliver in connection with a conversion of the notes, including those delivered in connection with an interest make- whole payment, will not exceed 425 shares of common stock per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights— Conversion Rate Adjustments” in the Preliminary Prospectus Supplement. In addition, if in connection with any conversion of notes, the conversion rate is adjusted as described under “Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” in the Preliminary Prospectus Supplement, then such holder will not receive the interest make-whole payment with respect to such notes.

See “Description of Notes—Conversion Rights—Interest Make- Whole Payment upon Certain Conversions” in the Preliminary Prospectus Supplement.

Underwriter:	BTIG LLC

CUSIP Number:	81727U AA3

ISIN Number:	US81727UAA34

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change:

The following table sets forth the amount, if any, by which the conversion rate will be increased per $1,000 principal amount of notes for a holder that converts its notes in connection with a make-whole fundamental change for each stock price and effective date set forth below:

Stock Price

Effective Date	$2.88	$3.00	$3.40	$4.00	$5.00	$6.00	$8.00	$10.00
January 30, 2018	20.5799	18.7433	13.8588	8.9475	4.2780	1.8567	0.0288	0.0000
February 1, 2019	20.5799	18.7433	13.8265	8.8000	4.1400	1.7717	0.0288	0.0000
February 1, 2020	20.5799	18.7433	13.8265	8.6375	3.9640	1.6617	0.0225	0.0000
February 1, 2021	20.5799	18.7433	13.6235	8.0050	3.5160	1.4400	0.0088	0.0000
February 1, 2022	20.5799	18.7433	11.7029	5.8850	2.3500	0.9383	0.0050	0.0000
February 1, 2023	20.5799	6.6900	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•                  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the amount by which the conversion rate will be increased will be determined by a straight-line interpolation between the amount of the conversion rate increase set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•                  if the stock price is greater than $10.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased; and

•                 if the stock price is less than $2.88 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 314.6975 shares of the Issuer’s common stock in the event of a make-whole fundamental change, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

[Remainder of Page Intentionally Blank]

CAPITALIZATION

The following table sets forth the Issuer’s cash, cash equivalents and marketable securities and the Issuer’s capitalization as of September 30, 2017 on an:

•             actual basis; and

•             as adjusted basis to give effect to the issuance and sale of $50.0 million aggregate principal amount of notes in the offering at an offering price (assuming the underwriter’s over-allotment option is not exercised) at an offering price of 100% of their principal amount, after deducting estimated underwriting discounts and commissions and estimated offering expenses that are payable by the Issuer.

	As of September 30, 2017
		As
	Actual	Adjusted(1)
	(in thousands, except share and per share data)
Cash, cash equivalents and marketable securities	$52,700	$100,700
Long-term debt, including current portion:
Existing notes payable, net of discount, including current portion	24,301	24,301
Principal amount of 5.25% convertible senior notes due 2023 offered hereby	—	50,000
Stockholders’ equity: Common stock, $0.001 par value; 250,000,000 shares authorized, 136,691,128 shares issued and outstanding, actual and as adjusted	136	136
Additional paid-in capital	269,662	269,662
Accumulated deficit	(247,548)	(247,548)
Total stockholders’ equity	22,250	22,250
Total capitalization	$46,551	$96,551

(1)         Excludes the impact of the accounting at fair value for any embedded derivatives including the interest make-whole payment feature.

The number of shares of the Issuer’s common stock shown as issued and outstanding on an as adjusted basis in the table above is based on 136,691,128 shares of common stock outstanding as of September 30, 2017, and excludes:

•             15,986,298 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2017, at a weighted-average exercise price of $1.58 per share;

•             4,570,902 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2017, at a weighted-average exercise price of $1.85 per share; and

•             4,860,646 shares of common stock reserved for future issuance under our equity incentive plans consisting of (a) 3,124,950 shares of common stock reserved for future issuance under the Amended and Restated 2015 Equity Incentive Plan, and (b) 1,735,696 shares of common stock reserved for issuance under the 2016 Employee Stock Purchase Plan.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the related base prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from BTIG, LLC 825 Third Avenue, 6th Floor, New York, NY 10022, or by telephone at (212) 588- 6500, or by email at convertiblecapitalmarkets@btig.com.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the related base prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the related base prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the related base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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SENSEONICS HOLDINGS, INC.

5.25% Convertible Senior Subordinated Notes due 2023

Amendment No. 1 to
Underwriting Agreement

January 29, 2018

BTIG, LLC

825 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Reference in this Amendment No. 1 to Underwriting Agreement (the “Amendment”) is made to that certain Underwriting Agreement dated January 26, 2018 (the “Underwriting Agreement”), by and between Senseonics Holdings, Inc., a Delaware corporation (the “Company”) and BTIG, LLC (the “Underwriter”), in connection with the issuance of $50,000,000 principal amount of the Company’s 5.25% convertible senior subordinated notes of the Company due 2023 and, at the option of the Underwriter, up to an additional $7,500,000 principal amount of the Company’s 5.25% convertible senior subordinated notes of the Company due 2023 (the “Notes”). Each of the Company and the Underwriter hereby agrees as follows:

1.                                      After pricing terms were agreed upon and the Underwriting Agreement was executed by the Company and the Underwriter on January 26, 2018, a certain Pricing Term Sheet, which was appended as Exhibit B to the Underwriting Agreement, was filed by the Company as Exhibit 99.2 to a Form 8-K at 8:44 am EST on January 26, 2018 (the “Form 8-K”), which contained, among other things, a table (the “Table”) setting forth the amounts by which the conversion rate applicable to the Notes would be increased per $1,000 principal amount of Notes for a noteholder that converts its Notes in connection with a Make-Whole Fundamental Change (as defined in the preliminary prospectus supplement filed by the Company on January 25, 2018). After the Form 8-K was filed, it was decided by the Company and the Underwriter to change the amounts contained in the Table in response to input from investors. As a result of the foregoing agreement to amend the Table, a Form 8-K/A was filed by the Company at 5:17 pm EST on January 26, 2018 (the “Form 8-K/A”), which contained the amended Table and other related relevant terms (collectively, the “Amended Terms”).

2.                                      As a result of the filing of the Form 8-K/A and the agreement between the Company and the Underwriter as to the Amended Terms, the Underwriting Agreement is amended pursuant to this Amendment by replacing the portions of the Pricing Term Sheet appended to the Underwriting Agreement as Exhibit B with the Amended Terms, as applicable.

3.                                      The remainder of the Underwriting Agreement shall remain unmodified and in

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full force and effect. Without limiting the generality of the foregoing, the terms “Time of Sale” and “Time of Sale Information” shall continue to have the respective meanings ascribed thereto under the Underwriting Agreement, without modification hereby.

[The rest of this page intentionally left blank.]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Amendment by signing in the space provided below.

Very truly yours,

SENSEONICS HOLDINGS, INC.

By:	/s/ R. Don Elsey
Name:	R. Don Elsey
Title:	CFO

[Signature Page to Amendment No. 1 to Underwriting Agreement]

Accepted as of the date first written above.

BTIG, LLC

By:	/s/ David Fullerton
Name:	David Fullerton
Title:	Managing Director

[Signature Page to Amendment No. 1 to Underwriting Agreement]